EXHIBIT 10.9

                              Termination Agreement
                                     between
                   Swartz Private Equity LLC and SUMmedia Inc.



                                    AGREEMENT

         THIS AGREEMENT (the "Agreement" or "Termination Agreement) is entered into as of December 22, 2000, by and among SUMmedia Inc. ("SUM" or the "Company"), a corporation duly organized and existing under the laws of the State of Colorado (the "Company,') and Swartz Private Equity, LLC "Swartz"), (hereinafter referred to as "Swartz").

                                    RECITALS:

Whereas SUM desires to terminate its Investment Agreement with Swartz dated November 6, 2000 with respect to Equity Line Financing (the "Investment Agreement"); and

Whereas Swartz is willing to terminate the Investment Agreement for the consideration and under the terms and conditions provided herein.

                                     TERMS:

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement (including the recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjustment Date" shall mean the date that is 120 days after the date of execution by the Company and Swartz of this Termination Agreement (the "120 Day Anniversary Date"), and each 90 day anniversary of the of the 120 Day Anniversary Date, and in addition shall mean the date that is 90 days after any date after the date hereof that the Aggregate Liquid Swartz Share Value shall equal at least $500,000. If any Adjustment Date falls on a day that is not a business day, the Adjustment Date shall be deemed to be the following business day.

         "Adjustment Termination Date" shall mean the later of (i) the date that is 181 days after the date of execution by the Company and Swartz of this Termination Agreement, or (ii) the date that is 91 days after any date after the date hereof that the Aggregate Liquid Swartz Share Value shall equal at least $500,000.

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         "Aggregate Swartz Share Value" shall mean the sum of (A) the product of
(i) the sum of the number of Initial Common Shares and the number of Additional Common Shares issued to Swartz (in each case, including both shares that are Liquid Shares and shares that are not Liquid Shares), multiplied by (ii) file average closing bid price of the Company's Common Slack for the 20 trading days immediately preceding the date in question, plus (B) any cash payments made pursuant lo Section 5 or Section 6 below.

         "Aggregate Liquid Swartz Share Value" shall mean the sum of (A) the product of (i) the sum of the number of Liquid Initial Common Shares and the number of Liquid Additional Common Shares issued to Swartz (in each case, only to the extent that such shares are Liquid), multiplied by (ii) the average closing bid price of the Company's Common Stock for the 20 trading days immediately preceding the date in question, plus (B) and cash payments made pursuant to Section 5 or Section 6 below.

         For purposes hereof, shares of Common Stock shall be considered to be "Liquid" on a given date if they are then immediately resellable either pursuant to an effective resale registration statement or pursuant to Rule 144(k), and "Liquid Shares" shall mean Initial Common Shares and Additional Common Shares of Swartz' that have become Liquid.

2. Termination of the Investment Agreement. The Investment Agreement and the ancillary agreements between the parties referred to therein shall terminate and become null and void upon signature of this Termination Agreement (subject to the fulfillment of the other terms and conditions of this agreement). Swartz waives its right to collect the cash Termination Fee specified in the Investment Agreement. Swartz waives rights that survive the termination of the Investment Agreement.

3. Termination of the Commitment. Swartz's Commitment Warrant, received pursuant to the Investment Agreement, for 878,455 shares (the "Warrant Shares") of SUM under the terms and conditions provided in the Warrant document issued by SUM on October 3, 2000 (as amended on or about November 6, 2000) shall become null and void (subject to the fulfillment of the other terms and conditions of this agreement).

4. Initial Issuance of Common Shares. In addition, on or before January 10, 2001, Swartz shall receive 1,500,000 fully paid shares of Common Stock of SUM (the "Initial Common Shares"), such shares being restricted for re-sale pursuant to Rule 144 of the Securities and Exchange Act of 1934.

5. Adjustment. On each Adjustment Date (as defined above) until and including the Adjustment Termination Date (as defined above), the Company shall issue to Swartz additional Common Shares (the "Additional Common Shares"), if necessary, such that the Aggregate Swartz Share Value shall equal at least $500,000. If the Company fails to deliver the Additional Common Shares within ten (10) business days of the applicable Adjustment Date, the Company shall, at Swartz's option, pay Swartz, in cash, the market value of such shares based upon a value per share equal to the average closing bid price for the Common Stock for the 5 trading days immediately preceding the applicable adjustment date.

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

6. Cash Payment. At any time, SUM may, at its sole discretion, elect to make a cash payment to Swartz in order to increase the Aggregate Liquid Swartz Share Value and the Aggregate Swartz Share Value. Payments made to Swartz under this
Section 6 that are made after any Adjustment Date shall be made in addition to, and not in replacement of or redemption of, Additional Common Shares that are issuable to Swartz on that Adjustment Date.

7. Piggyback Registration. If anytime after the date hereof thc Company proposes to register (including for this purpose a registration effected by the Company for shareholders Other than the Swartz) any of its Common Stock Under the Securities Act in connection with the public offering of such securities, the Company shall, at such time, promptly give Swartz written notice of such registration (a "Piggyback Registration Statement"). Upon the written request from Swartz given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the Securities Act all Initial Common Shares and Additional Common Shares that have not previously been registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof.

8. Actions at Law or Equity; Jurisdiction and Venue. The parties acknowledge that any dispute arising out of or relating to this Termination Agreement or the breach, termination or validity hereof, whether at law or at equity, and whether or not said actions are based upon this Termination Agreement between; the parties hereto, shall be finally settled by a proceeding filed in the United States District Court for the Western District of New York (Rochester Division). New York law shall govern both the proceeding as well as the interpretation and construction of the Transaction Documents and the transaction as a whole. In any litigation between the parties hereto, the prevailing party, as found by the court, shall be entitled to an award of all attorney's fees and costs of court. Should the court refuse to find a prevailing party, each party shall bear its own legal fees and costs.


FOR SWARTZ PRIVATE EQUITY LLC


/s/
---------------------------------                Date:
Title:                                                ------------------


FOR SUMMEDIA INC.


/s/
---------------------------------                Date:
Title:                                                ------------------

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